Exhibit 99.1

NextGen Healthcare Reports Fiscal 2023 Third Quarter Results

Raises Full Year Revenue Guidance and Reaffirms Earnings

REMOTE-FIRST COMPANY/NEW YORK –January 24, 2023 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative, cloud-based healthcare technology solutions, today announced its operating results for the fiscal third quarter ended December 31, 2022.

Fiscal 2023 Third Quarter Highlights

•
Total revenue was $161.9 million compared to $149.7 million for the same period a year ago, an increase of 8%.
•
Recurring revenue was $148.7 million compared to $134.5 million for the same period a year ago, an increase of 11%.
•
Non-recurring revenue was $13.2 million compared to $15.2 million for the same period a year ago, a decrease of 14%.
•
Bookings, which reflects annual contract value excluding renewals, was $44.8 million and included six deals greater than $1.0 million.
•
Fully diluted net income per share was $0.12 compared to $0.08 for the same period a year ago.
•
On a non-GAAP basis, fully diluted earnings per share was $0.26 compared to $0.24 for the same period a year ago.
•
Issued $275.0 million convertible senior note with concurrent $40 million share repurchase.
•
Acquired TSI Healthcare, a long-standing partner providing purpose-built clinical content and a differentiated service-oriented client experience.

“I’m pleased to report strong execution and solid results for the quarter. The team made great progress across multiple fronts, delivering revenue growth and demonstrating a disciplined approach to capital management,” said David Sides, president and chief executive officer of NextGen Healthcare. “We continue to make investments required for long-term profitability and remain confident in our ability to deliver durable growth in fiscal year 2024 and beyond.”

The company’s revised guidance for fiscal 2023, including the TSI acquisition and the convertible note issuance, is now as follows:

•
Revenue is expected to be in the range of $642 million to $650 million, an increase from prior guidance range of $630 million to $640 million.
•
Adjusted EBITDA is expected to be in the range of $110 million to $115 million, consistent with prior guidance.
•
Non-GAAP earnings per share is expected to be in the range of $0.93 to $0.99, consistent with prior guidance.

Conference Call Information

NextGen Healthcare will host a conference call today at 5:00 p.m. EST to discuss operating results from its fiscal 2023 third quarter. Shareholders and interested participants may listen to a live broadcast of the call by dialing 800-343-4849 or 785-424-1699 for international callers and referencing participant code NXGNQ323 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our fiscal year 2023 outlook, financial and operating results, strategic priorities, growth initiatives and expected capital expenditures. These forward-looking statements are based on the current beliefs, expectations, and assumptions of the Company's management relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). The words “positioned,” “proposed,” “potential,” “project,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate, “strategy,” “expectations,” “future,” “likely,” “may,” “should,” “will,” variations thereof or similar expressions are intended to identify such forward-looking statements.

Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements, including but not limited to: changes in laws and regulations applicable to our business; changes in market conditions and receptivity to our services and offerings; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; our ability to attract new partners and successfully capture new opportunities; our ability to develop and grow partner relationships; our ability to attract and retain key employees; our ability to anticipate or respond quickly to market changes, execute our strategy and manage growth; the impact of litigation and governmental and regulatory agency investigations; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; the impact of the COVID-19 pandemic on our operations and demand for our services; impact of breaches or failures of the Company’s information security measures or unauthorized access to a customer’s data; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. Additional discussion of these and other risks, uncertainties and factors affecting our business is contained in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, gain on disposition of Commercial Dental assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2023 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates free cash flow as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows. Non-GAAP adjusted EBITDA margin is calculated as non-GAAP adjusted EBITDA divided by total revenues. The Company calculates Rule of 40 as annual revenue growth rate plus non-GAAP adjusted EBITDA margin.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative healthcare technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and dental providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Relations Contact

Tami Andrade

(949) 237-6083

tandrade@nextgen.com

Investor Relations Contact

James Hammerschmidt

(949) 237-6112

jhammerschmidt@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Recurring	$148,720	$134,496	$431,982	$402,486
Software, hardware, and other non-recurring	13,157	15,225	42,640	42,605
Total revenues	161,877	149,721	474,622	445,091
Cost of revenue:
Recurring	67,047	58,033	194,330	172,312
Software, hardware, and other non-recurring	11,515	7,978	32,988	23,085
Amortization of capitalized software costs and acquired intangible assets	6,787	8,193	20,665	24,246
Total cost of revenue	85,349	74,204	247,983	219,643
Gross profit	76,528	75,517	226,639	225,448
Operating expenses:
Selling, general and administrative	46,177	47,238	140,097	159,615
Research and development costs, net	19,621	19,390	62,273	57,229
Amortization of acquired intangible assets	919	881	2,329	2,643
Impairment of assets	247	—	1,576	1,577
Restructuring costs	—	—	321	539
Total operating expenses	66,964	67,509	206,596	221,603
Income from operations	9,564	8,008	20,043	3,845
Interest income	1,530	50	1,650	79
Interest expense	(2,239)	(321)	(2,894)	(958)
Other income (expense), net	(21)	(9)	10,266	(43)
Income before provision for income taxes	8,834	7,728	29,065	2,923
Provision for income taxes	1,019	2,535	6,479	1,653
Net income	$7,815	$5,193	$22,586	$1,270
Net income per share:
Basic	$0.12	$0.08	$0.34	$0.02
Diluted	$0.12	$0.08	$0.33	$0.02
Weighted-average shares outstanding:
Basic	66,561	67,958	67,317	67,514
Diluted	67,307	68,167	68,005	67,851

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$241,550	$59,829
Restricted cash and cash equivalents	7,920	6,918
Accounts receivable, net	79,419	76,057
Contract assets	19,594	25,157
Income taxes receivable	6,897	6,507
Prepaid expenses and other current assets	34,257	37,102
Total current assets	389,637	211,570
Equipment and improvements, net	7,230	9,120
Capitalized software costs, net	52,603	43,958
Operating lease assets	4,982	11,316
Deferred income taxes, net	19,970	19,259
Contract assets, net of current	4,280	1,910
Intangibles, net	31,563	24,303
Goodwill	321,284	267,212
Other assets	39,474	39,026
Total assets	$871,023	$627,674
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,509	$9,125
Contract liabilities	62,592	61,280
Accrued compensation and related benefits	25,818	48,736
Income taxes payable	12	99
Operating lease liabilities	4,312	8,089
Other current liabilities	46,955	53,533
Total current liabilities	154,198	180,862
Contract liabilities, net of current	11,117	—
Deferred compensation	7,569	7,230
Convertible senior notes, net, noncurrent	266,589	—
Operating lease liabilities, net of current	4,992	11,934
Other noncurrent liabilities	8,794	4,570
Total liabilities	453,259	204,596
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; 70,888 shares and 69,245 shares issued at December 31, 2022 and March 31, 2022, respectively; 66,039 shares and 67,075 shares outstanding at December 31, 2022 and March 31, 2022, respectively	709	692
Treasury stock, at cost, 4,849 shares and 2,170 shares at December 31, 2022 and March 31, 2022, respectively	(85,752)	(35,874)
Additional paid-in capital	351,834	329,917
Accumulated other comprehensive loss	(1,865)	(1,909)
Retained earnings	152,838	130,252
Total shareholders' equity	417,764	423,078
Total liabilities and shareholders' equity	$871,023	$627,674

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$7,815	$5,193	$22,586	$1,270
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,678	5,975	16,403	17,592
Amortization of debt issuance costs	199	127	453	381
Amortization of other intangibles	2,026	3,100	6,590	9,298
Change in fair value of contingent consideration	(100)	7	(100)	7
Deferred income taxes	463	6	463	35
Depreciation	1,195	1,625	3,841	5,406
Excess tax deficiency (benefit) from share-based compensation	(244)	194	(678)	834
Gain on disposition of Commercial Dental assets	—	—	(10,296)	—
Impairment of assets	247	—	1,576	1,577
Loss on disposal of equipment and improvements	—	—	74	77
Loss on foreign currency exchange rates	(20)	—	(13)	—
Non-cash operating lease costs	510	1,368	2,192	4,455
Provision for bad debts	500	463	1,100	1,142
Share-based compensation	9,063	7,050	26,516	18,685
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	(1,098)	1,445	(2,625)	6,319
Contract assets	7,191	(3,731)	7,189	(4,786)
Accounts payable	964	2,484	4,117	3,592
Contract liabilities	(6,680)	1,373	(4,941)	2,016
Accrued compensation and related benefits	(3,169)	7,966	(23,591)	(8,355)
Income taxes	(3,112)	2,110	822	(7,214)
Deferred compensation	588	396	339	1,051
Operating lease liabilities	(3,328)	(4,702)	(7,425)	(10,062)
Other assets and liabilities	(16,507)	(16,292)	(8,615)	(6,684)
Net cash provided by operating activities	2,181	16,157	35,977	36,636
Cash flows from investing activities:
Additions to capitalized software costs	(8,490)	(6,124)	(26,906)	(17,837)
Additions to equipment and improvements	(632)	(352)	(2,058)	(2,037)
Payments for acquisitions, net of cash acquired	(47,451)	—	(47,451)	—
Proceeds from disposition of Commercial Dental assets	—	—	11,253	—
Net cash used in investing activities	(56,573)	(6,476)	(65,162)	(19,874)
Cash flows from financing activities:
Proceeds from convertible senior notes	275,000	—	275,000	—
Proceeds from line of credit	50,000	—	50,000	—
Repayments on line of credit	(50,000)	—	(50,000)	—
Payment of debt issuance costs	(8,483)	—	(8,483)	—
Payment of contingent consideration related to acquisitions	—	(540)	—	(540)
Proceeds from issuance of shares under employee plans	2,820	(232)	5,395	877
Repurchase of common stock	(40,000)	(35,874)	(49,878)	(35,874)
Payments for taxes related to net share settlement of equity awards	(3,853)	(249)	(9,977)	(5,450)
Net cash provided by (used in) financing activities	225,484	(36,895)	212,057	(40,987)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	70	—	(149)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	171,162	(27,214)	182,723	(24,225)
Cash, cash equivalents, and restricted cash at beginning of period	78,308	81,564	66,747	78,575
Cash, cash equivalents, and restricted cash at end of period	$249,470	$54,350	$249,470	$54,350

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Recurring revenues:
Subscription services	$45,850	$41,158	$132,025	$120,581
Support and maintenance	37,382	38,246	114,670	115,736
Managed services	32,963	27,521	94,663	83,636
Transactional and data services	32,525	27,571	90,624	82,533
Total recurring revenues	148,720	134,496	431,982	402,486

Software, hardware, and other non-recurring revenues:
Software license and hardware	5,258	8,920	19,373	24,202
Other non-recurring services	7,899	6,305	23,267	18,403
Total software, hardware and other non-recurring revenues	13,157	15,225	42,640	42,605

Total revenues	$161,877	$149,721	$474,622	$445,091

Recurring revenues as a percentage of total revenues	91.9%	89.8%	91.0%	90.4%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Income before provision for income taxes - GAAP	$8,834	$7,728	$29,065	$2,923
Non-GAAP adjustments:
Acquisition costs, net	1,288	—	1,513	—
Amortization of acquired intangible assets	2,026	3,099	6,590	9,298
Amortization of deferred debt issuance costs	199	127	453	381
Gain on disposition of Commercial Dental assets	—	—	(10,296)	—
Impairment of assets	247	—	1,576	1,577
Restructuring costs	—	—	321	539
Shareholder disputes and related costs, net of insurance	142	2,224	487	29,216
Share-based compensation	9,063	7,050	26,516	18,685
Other non-run-rate expenses*	167	351	779	4,379
Total adjustments to GAAP income before provision for income taxes:	13,132	12,851	27,939	64,075
Income before provision for income taxes - Non-GAAP	21,966	20,579	57,004	66,998
Provision for income taxes	4,393	4,116	11,401	13,400
Net income - Non-GAAP	$17,573	$16,463	$45,603	$53,598
Diluted net income per share - Non-GAAP	$0.26	$0.24	$0.67	$0.79
Weighted-average shares outstanding (diluted):	67,307	68,167	68,005	67,851

* Other non-run-rate expenses for the three months ended December 31, 2022 consist of $167 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the three months ended December 31, 2021 consist primarily of $312 excess lease-related expense for vacated facilities and other costs and $39 of professional services costs not related to core operations.

Other non-run-rate expenses for the nine months ended December 31, 2022 consist of $629 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

Other non-run-rate expenses for the nine months ended December 31, 2021 consist primarily of $1,135 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$2,181	$16,157	$35,977	$36,636
Additions to capitalized software costs	(8,490)	(6,124)	(26,906)	(17,837)
Additions to equipment and improvements	(632)	(352)	(2,058)	(2,037)
Free cash flow	$(6,941)	$9,681	$7,013	$16,762

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Income from operations - GAAP	$9,564	$8,008	$20,043	$3,845
Non-GAAP adjustments:
Acquisition costs, net	1,288	—	1,513	—
Amortization of acquired intangible assets	2,026	3,099	6,590	9,298
Impairment of assets	247	—	1,576	1,577
Restructuring costs	—	—	321	539
Shareholder disputes and related costs, net of insurance	142	2,224	487	29,216
Share-based compensation	9,063	7,050	26,516	18,685
Other non-run-rate expenses*	167	351	779	4,379
Total adjustments to GAAP income from operations	12,933	12,724	37,782	63,694
Income from operations - Non-GAAP	22,497	20,732	57,825	67,539
Amortization of capitalized software costs	5,678	5,975	16,403	17,592
Depreciation	1,195	1,625	3,841	5,406
Depreciation and Amortization - Non-GAAP	6,873	7,600	20,244	22,998
Adjusted EBITDA - Non-GAAP	$29,370	$28,332	$78,069	$90,537
Total revenues	$161,877	$149,721	$474,622	$445,091
Adjusted EBITDA margin - Non-GAAP	18.1%	18.9%	16.4%	20.3%

* Other non-run-rate expenses for the three months ended December 31, 2022 consist of $167 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the three months ended December 31, 2021 consist primarily of $312 excess lease-related expense for vacated facilities and other costs and $39 of professional services costs not related to core operations.

Other non-run-rate expenses for the nine months ended December 31, 2022 consist of $629 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

Other non-run-rate expenses for the nine months ended December 31, 2021 consist primarily of $1,135 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.